FOR IMMEDIATE RELEASE

CONTACT:

Mark Ravenstahl

Ansoft Corporation

TEL: 412.261.3200

FAX: 412.471.9427

EMAIL: mravenstahl@ansoft.com

ANSOFT CORPORATION REPORTS RECORD REVENUE

PITTSBURGH, PA - May 23, 2007 - Ansoft Corporation (NASDAQ: ANST) today announced financial results for its fourth quarter of fiscal 2007 ended April 30, 2007. All references to share and per share information, except shares authorized, included in this press release have been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend that was declared on March 7, 2006 and distributed on May 9, 2006.

Revenue for the fourth quarter totaled $28.6 million, an increase of 16% compared to $24.7 million reported in the previous fiscal year's fourth quarter.

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter was $7.9 million, or $0.30 per diluted share compared to GAAP net income of $8.3 million, or $0.32 per diluted share in the previous fiscal year's fourth quarter. GAAP net income for the previous fiscal year's fourth quarter included a $1.0 million, or $0.04 per diluted share, income tax benefit associated with the reversal of the Company's remaining valuation allowance for certain U.S. Federal net deferred tax assets.

GAAP net income for the current quarter includes employee stock-based compensation expense of $0.7 million, or $0.02 per diluted share. The previous fiscal year's fourth quarter net income did not include employee stock-based compensation expense.

Additionally, GAAP net income for the current quarter includes acquisition related amortization of $0.3 million, or $0.01 per diluted share. This compares to acquisition related amortization of $0.4 million, or $0.01 per diluted share in the previous fiscal year's fourth quarter.

"We experienced strong revenue growth and are pleased to report record revenue for the fourth quarter," said Nicholas Csendes, Ansoft's President and CEO. "For the next fiscal year, we anticipate continued revenue growth of around 10-15%."

Revenue for the fiscal year totaled $89.1 million, an increase of 15% compared to $77.2 million reported in the previous fiscal year.

On a GAAP basis, net income for the fiscal year was $20.2 million, or $0.77 per diluted share compared to GAAP net income of $17.8 million, or $0.69 per diluted share in the previous fiscal year. Results for the current fiscal year include a tax benefit of $0.9 million, or $0.03 per diluted share for the US Research and Development Tax Credit enacted retroactive by Congress in December 2006 that relate to credits earned in the prior fiscal year. Results for the previous fiscal year included $2.4 million, or $0.09 per diluted share, of income tax benefit for a federal tax credit claim and refund related to foreign taxes previously paid and $1.0 million, or $0.04 per diluted share, of income tax benefit associated with the reversal of the Company's remaining valuation allowance for certain U.S. Federal net deferred tax assets.

GAAP net income for the current fiscal year includes employee stock-based compensation expense of $2.6 million, or $0.08 per diluted share. The previous fiscal year's net income did not include employee stock-based compensation expense.

Additionally, GAAP net income for the current fiscal year includes acquisition related amortization of $1.3 million, or $0.03 per diluted share. This compares to acquisition related amortization of $1.5 million, or $0.04 per diluted share in the previous fiscal year.

Ansoft - Page 2

Ansoft is a leading developer of high-performance electronic design automation (EDA) software. Engineers use Ansoft software to design state-of-the-art electronic products, such as cellular phones, internet access devices, broadband networking components and systems, integrated circuits (ICs), printed circuit boards (PCBs), automotive electronic systems and power electronics. Ansoft markets its products worldwide through its own direct sales force and has comprehensive customer-support and training offices throughout North America, Asia and Europe.

This press release contains forward-looking statements including those related to revenue growth for the current fiscal year that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are based on management's current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statement, including, but not limited to, management's ability to forecast revenues and control expenses and the amount, timing and structure of software licenses.

For further information regarding risks and uncertainties associated with Ansoft's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of Ansoft's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at Ansoft's website at www.ansoft.com/about/investor/index.cfm.

All information in this release is as of May 23, 2007. Ansoft undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

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Ansoft - Page 3

ANSOFT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)
	Three months ended April 30,		Fiscal year ended April 30,
	2007	2006	2007	2006
Revenue
License	$ 18,756	$ 15,655	$ 51,026	$ 42,849
Service and other	9,823	9,083	38,113	34,362
Total revenue	28,579	24,738	89,139	77,211
Costs of revenue
License	182	167	607	535
Service and other	494	401	1,590	1,420
Total cost of revenue	676	568	2,197	1,955
Gross profit	27,903	24,170	86,942	75,256
Operating Expenses
Sales and marketing	10,146	9,029	33,792	31,506
Research and development	5,090	4,639	19,662	17,016
General and administrative	1,597	1,368	5,672	5,060
Amortization	290	359	1,272	1,467
Total operating expenses	17,123	15,395	60,398	55,049
Income from operations	10,780	8,775	26,544	20,207
Net realized loss on sale of securities	(87)	-	(87)	(2)
Other income, net	755	648	2,723	1,397
Income before income taxes	11,448	9,423	29,180	21,602
Income tax expense	3,514	1,150	8,936	3,805
Net income	$ 7,934	$ 8,273	$ 20,244	$ 17,797
Net income per share
Basic	$ 0.33	$ 0.35	$ 0.86	$ 0.75
Diluted	$ 0.30	$ 0.32	$ 0.77	$ 0.69
Weighted average shares used in calculation
Basic	23,804	23,685	23,650	23,694
Diluted	26,233	25,811	26,182	25,851

All share and per share information has been adjusted to reflect the two-for-one stock split effected in the form of 100% stock dividend that was declared on March 7, 2006 and distributed on May 9, 2006.

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Ansoft - Page 4

ANSOFT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	April 30,	April 30,
	2007	2006

Assets
Current assets
Cash and cash equivalents	$ 49,356	$ 16,456
Accounts receivable, net of allowance for doubtful
Accounts of $973 and $545, respectively	24,994	20,264
Deferred income taxes	1,441	164
Prepaid expenses and other current assets	2,566	1,938
Total current assets	78,357	38,822

Equipment and furniture, net	2,514	2,599
Marketable securities	22,383	33,621
Other assets	155	131
Deferred income taxes	5,352	6,226
Goodwill	1,239	1,239
Other intangible assets, net	1,170	2,442
Total assets	$ 111,170	$ 85,080

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$ 626	$ 274
Accrued payroll	3,380	3,027
Accrued income taxes	603	928
Other accrued expenses	4,130	3,609
Current portion of deferred revenue	26,244	19,893
Total current liabilities	34,983	27,731
Long-term portion of deferred revenue	1,404	1,088
Total liabilities	36,387	28,819

Stockholders' equity
Preferred stock , par value $0.01 per share; 1,000 shares
authorized, no shares outstanding	-	-
Common stock , par value $0.01 per share; 50,000 shares
authorized; issued 29,258 and 28,576 shares, respectively
and outstanding 23,956 and 23,764, respectively	293	286
Additional paid-in capital	85,754	76,795
Treasury stock, 5,302 and 4,812 shares, respectively	(49,176)	(37,913)
Accumulated other comprehensive loss, net	(964)	(1,539)
Retained earnings	38,876	18,632
Total stockholders' equity	74,783	56,261
Total liabilities and stockholders' equity	$ 111,170	$ 85,080

All share, except shares authorized, information has been adjusted to reflect the two-for-one stock split effected in the form of 100% stock dividend that was declared on March 7, 2006 and distributed on May 9, 2006.

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